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                                                           Exhibit 23.2









CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Allegiant Bancorp, Inc.
St. Louis, Missouri

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 13, 1998, relating to the consolidated financial statements of Allegiant Bancorp, Inc., which is contained in that Prospectus.

We also consent to the reference of us under the caption "Experts" in the Prospectus.


                                         /s/BDO Seidman, LLP



St. Louis, Missouri
June 30, 1999